Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Plan of MediciNova, Inc. of our report dated March 12, 2015, with respect to the consolidated financial statements of MediciNova, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2014, filed with the Securities and Exchange Commissions.

/s/ Ernst & Young LLP

San Diego, California

July 26, 2017